Exhibit 10.4

SCHEDULE H

Guaranty

THIS GUARANTY OF LEASE (this "Guaranty") dated as of June, 2011 made by INTELLICELL BIOSCTENCES, INC., a domestic corporation with an address at 30 East 76th Street, New York, New York 10021 ("Guarantor") to and for the benefit of HAHN KOOK CENTER (U.S.A.), INC., having an address at 460 Park Avenue, New York, New York 10022 ("Landlord").

W I T N E S S E T H

WHEREAS, Landlord and Victor Dermatology & Rejuvenation, P.C. ("Tenant") have entered into a lease dated as of the date hereof (the "Lease"), covering certain premises (the "Premises") in the building known as 460 Park Avenue, New York, New York which Premises are more particularly described in the Lease; and

WHEREAS, Landlord, as a condition to its executing the Lease, has required Guarantor to guaranty the Lease pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of Landlord's execution of the Lease and other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby covenants and agrees and represents and warrants the following:

1. Guarantor hereby irrevocably, unconditionally and absolutely guarantees to Landlord, and the successors and assigns of Landlord, the full and punctual payment, by Tenant, of all of the rent, additional rent and other amounts on Tenant's part to be paid under the Lease and each and every other obligation of the Tenant to be performed under the Lease (collectively, the "Obligations").

2. This Guaranty is an absolute, present, primary, continuing, unlimited and unconditional guaranty and undertaking of payment, performance and observance of all the Obligations, and not of collection merely, and without limitation, is in no way conditioned or contingent upon any effort or attempt by the Landlord to seek performance or payment from the Tenant or any other person or upon any other condition or contingency. Irrespective of whether or the extent to which the Tenant or any other person may have undertaken to the Landlord to pay or perform any of the Obligations, the Landlord is not and shall not be required first to pursue any right or remedy against or seek any redress from the Tenant or any other person. The obligation and liabilities of Guarantor hereunder shall be primary and not secondary. The liability of the Guarantor hereunder shall be direct and primary and Landlord shall not be obligated to enforce and/or exhaust remedies against another party having such liabilities before proceeding against the Guarantor.

3. The Guarantor hereby waives diligence, presentment, protest, notice of dishonor, notice of acceptance of this Guaranty and notice of default by the Tenant under the Lease. The Guarantor expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors, acceptance of this Guaranty and notice of default by the Tenant under the Lease. The Guarantor expressly waives and relinquishes all rights and remedies accorded by applicable law to guarantors, but the foregoing shall not terminate or otherwise affect any defense available to Tenant.

4. This Guaranty shall continue to be effective or be reinstated, as the case may be, as provided in paragraph 1 herein, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Landlord upon the insolvency, bankruptcy or reorganization ofthe Tenant or otherwise, all as though such payment had not been made.

5. Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to or consent from Guarantor, and without releasing any obligations of Guarantor hereunder.

6. The liability hereunder of Guarantor shall in no way be affected by (a) the release or discharge of Tenant in any creditors' receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement of Tenant's said liability under the Lease, resulting from the operation of any present or future provision of the Bankruptcy Code (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Tenant; (e) any disability or other defense of Tenant; (f) any sublease of all or any part of the Premises demised under the Lease; or (g) the sale or conveyance by Landlord of its interest in the Lease or of said Premises. Landlord agrees that if the Lease is assigned by Tenant with the consent of Landlord, Landlord will give copies of all written notices of default given by Landlord to Tenant under the Lease to Guarantor at Guarantor's address set forth below. The obligations hereunder of Guarantor shall not be released by Landlord's receipt, application or release of any security given for the payment, performance and observance of covenants and conditions in the Lease contained on Tenant's part to be paid, performed and/or observed; nor by any modification of the Lease, but in the case of any such modification the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

7. Until all the covenants and conditions in the Lease on Tenant's part to be paid, perfoimed and/or observed are fully paid, performed and/or observed, Guarantor: (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligation of Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now has or hereafter may have against Tenant by reason of any one or more payments or acts ofperformance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

8. Landlord may, at its option, join Guarantor as a party in any action, suit or proceeding commenced against Tenant arising out of or in connection with the Lease, and recovery may be had against Guarantor, whether or not judgment is also taken or had against Tenant. Further, this Guaranty may be enforced against Guarantor without first proceeding against Tenant. In addition, if Landlord shall obtain a judgment against Tenant in any jurisdiction, Guarantor agrees that it shall be bound thereby, as if Guarantor were a party to the action, suit or proceeding in which the judgment was obtained (even though Guarantor was not a party thereto).

9. Guarantor agrees that if this Guaranty is or shall be enforced by any action, suit or proceeding it will reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection therewith, including, without limitation, reasonable counsel fees.

10. Guarantor waives trial by jury of any and al] issues arising in any action, suit, or proceeding to which Landlord and Guarantor may be parties upon, under or connected with this Guaranty or any of its provisions, directly or indirectly. This Guaranty shall apply to the Lease and to any renewal or extension thereof, it being intended that this Guaranty shall include and apply to any such extension or renewal of the Lease as well as to the original term thereof This Guaranty shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and shall be binding upon and be enforceable against Guarantor and its successors and assigns.

11. Guarantor hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, State, County or Municipal Court sitting in the County of New York, New York in respect to any action or proceeding brought therein by Landlord against Guarantor concerning any matters arising out of or in any way relating to the Lease and/or this Guaranty; (b) expressly waives any right of Guarantor pursuant to the laws of any other jurisdiction by virtue of which exclusive jurisdiction of the courts of any other jurisdiction might be claimed; (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and (d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

12. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than in writing signed by Guarantor and Landlord.

[Signature Page to Follow]

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first written above.

INTELLICELL BIOSCIENCE, INC., a domestic corporation

By:	/s/ Steven Victor, M.D.
Name: Steven Victor, M.D.
Title: CEO and Chairman

ACKNOWLEDGEMENT

STATE OF NEW YORK)
        ) ss.:

COUNTY OF NEW YORK)

On theday of June, in the year 2011 before me, the undersigned, a Notary Public in and from said State, personally appeared Steven Victor, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon the behalf of whom the individual acted, executed the instrument.

Notary Public
Commission expires:

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